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[PRICEWATERHOUSECOOPERS LETTERHEAD]

Exhibit 16.1

December 23, 2002

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street NW
Washington DC 20549
USA

Dear Sirs:

Resignation as Auditor of Cigar King Corporation

We have reviewed the Company's report on Form 8-K regarding our resignation as auditor and principal accountant and are in agreement with the disclosure contained therein.

Yours very truly,

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

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Exhibit 16.1